UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2023

BIONIK LABORATORIES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

80 Coolidge Hill Road Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-4800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously announced by Bionik Laboratories Corp. (the “Company”), and in relation to its commencement of certain cost-cutting measures to maximize available resources, the Company considered decreasing the size of its Board of Directors (the “Board”), with voluntary resignations of one or more directors. As a result, four of the Company’s seven directors voluntarily resigned from the Board, as follows:

On June 22, 2023, Charles Matine, an independent director of the Company, as well as a member of its Audit Committee, resigned from all such positions with the Company. Mr. Matine’s resignation as a director was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 22, 2023, Andre-Jacques Auberton Herve, the Company’s Chairman of the Board, resigned as Chairman and as a member of the Board. Mr. Auberton Herve’s resignation as a director was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 22, 2023, Joseph Martin, an independent director of the Company, the Chairman of the Audit Committee of the Company as well as a member of its Compensation Committee, resigned from all such positions with the Company. Mr. Martin’s resignation as a director was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 22, 2023, Audrey Thevenon, an independent director of the Company, as well as a member of its Compensation Committee, resigned from all such positions with the Company. Dr. Thevenon’s resignation as a director was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The remaining Board members of the Company are Rich Russo Jr., its CEO, Remi Gaston-Dreyfus and Michal Prywata.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2023

BIONIK LABORATORIES CORP.

By:	/s/ Richard Russo Jr.
Name:	Richard Russo Jr.
Title:	Chief Executive Officer